EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between Youngevity International, Inc., a Delaware corporation, with headquarters located at 2400 Boswell Road, Chula Vista, California 91914 (the “Company”), and the buyers identified on the signature pages hereto (including each successors and assigns, the “Buyer” or in the aggregate, the “Buyers”).

W I T N E S S E T H:

WHEREAS, the Company and the Buyers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Regulation 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(a)(2) of the 1933 Act; and

WHEREAS, the Buyers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 18% senior secured notes in the aggregate principal amount of $5,000,000, in the form attached as Exhibit A hereto (the “Notes”) ;

WHEREAS, the Notes are collateralized by certain physical coffee and related receivables of the Company’s subsidiary, CLR Roasters, LLC, a Florida limited liability company (“CLR”);

WHEREAS, in order to induce Buyers to purchase the Notes the Company has agreed to issue to Buyers fifty thousand (50,000) shares of its common stock, $.001 par value per share (the “Common Stock”) for each one million dollars ($1,000,000) of Notes purchased.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE. On the date of execution of this Agreement (the “Initial Closing Date”), and upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the applicable parties hereto, the Buyers will purchase for such amount set forth opposite each such Buyer’s name in column (3) of the Initial Closing Date Schedule of Buyers, severally and not jointly, an aggregate of One Million Dollars ($1,000,000) in Principal Amount of Notes. On each subsequent Closing Date, (a “Subsequent Closing Date, and together with the Initial Closing date, the “Closing Date”) and upon the terms and subject to the conditions set forth herein substantially concurrent with the execution and delivery of this Agreement by the applicable parties hereto, the Buyers will purchase for such amount set forth opposite each such Buyer’s name in column (3) of the Subsequent Closing Date Schedule of Buyers, severally and not jointly, an aggregate of up to Four Million Dollars ($4,000,000) in Principal Amount of Notes.

2. In consideration for each Buyer’s execution and delivery of this Agreement the Company shall issue to each such Buyer fifty thousand (50,000) shares of its Common Stock for each One Million Dollars ($1,000,000) of Notes purchased.

3. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

Each Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

a. The Buyer is purchasing the Note and the shares of Common Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

b. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Note and the Shares;

c. All subsequent offers and sales of the Note and the shares of Common Stock by the Buyer shall be made pursuant to registration under the 1933 Act or pursuant to an exemption from registration;

d. The Buyer understands that the Note and the shares of Common Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Note and the shares of Common Stock;

e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note and the shares of Common Stock which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and Current Reports on Form 8-K filed with the SEC on January 7, 2019, January 11, 2019, January 11, 2019, January 11, 2019, February 12, 2019, February 15, 2019, April 16, 2019, May, 23, 2019, June 27, 2019, August 5, 2019, August 14, 2019, September 24, 2019, October 1, 2019, October 21, 2019, November 18, 2019, December 19, 2019, December 20, 2019, January 6, 2020, and February 13, 2020 (the “SEC Documents”).

f. The Buyer understands that its investment in the Note and the shares of Common Stock involves a high degree of risk;

g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares of Common Stock;

h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

i. The Buyer is not purchasing the Note or the shares of Common Stock as a result of any advertisement, article, notice or other communication regarding the Note or the shares of Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4. COMPANY REPRESENTATIONS, ETC.

The Company represents and warrants to the Buyer that:

a. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. CLR is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Common Stock is listed and traded on the Nasdaq Capital Market.

b. Authorized Shares. The Notes have been duly authorized and the shares of Common Stock being sold have been duly authorized are duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

c. Transaction Documents. This Agreement, the Notes, the Security Agreement, dated even date herewith (the “Security Agreement”) the transactions contemplated hereby have been duly and validly authorized by the Company and CLR. This Agreement, the Note and the Security Agreement have been duly executed and delivered by the Company and, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally. The Security Agreement has been duly executed and delivered by CLR and, when executed and delivered by CLR, will be a valid and binding agreement of CLR enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally.

d. Non-contravention. The execution and delivery of this Agreement by the Company, the execution and delivery of the Security Agreement by the Company and CLR, the issuance of the Note and the shares of Common Stock being sold, and the consummation by the Company and CLR of the other transactions contemplated by this Agreement, including the granting of a senior security interest in the collateral pursuant to the Security Agreement, do not and will not conflict with or result in a breach by the Company or CLR of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company or the certificate of formation or operating agreement of CLR, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or CLR is a party or by which it or any of its properties or assets are bound, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or (iv) to its knowledge, order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, CLR or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein. Neither the Company not CLR is in violation of any material laws, governmental orders, rules, regulations or ordinances to which its property, real, personal, mixed, tangible or intangible, or its businesses related to such properties, are subject.

e. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market is required to be obtained by the Company or CLR for the issuance and sale of the Note and the shares of Common Stock being sold to the Buyers as contemplated by this Agreement, and grant of the senior security interest under the Security Agreement, except such authorizations, approvals and consents that have been obtained.

f. SEC Documents, Financial Statements. The Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d). The Company has not provided to the Buyer any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

5. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a. Restrictive Legend. Each Buyer acknowledges and agrees that the Note and the shares of Common Stock being sold shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer thereof) in the absence of an effective registration statement governing their sale:

[THESE SHARES][THIS NOTE] [HAVE][HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.]

b. Transfer Restrictions. The Buyer acknowledges that (1) neither the shares of Common Stock being sold nor the Note have been registered under the provisions of the 1933 Act and may not be transferred unless (A) subsequently registered thereunder, or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the shares of Common Stock being sold or the Note to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of any shares of Common Stock being sold made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of the Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Note and the shares of Common Stock being sold to the Buyer under any United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

6. GOVERNING LAW: MISCELLANEOUS. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

7. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given, (i) on the date delivered, (a) by personal delivery, or (b) if advance copy is given by fax, (ii) seven business days after deposit in the United States Postal Service by regular or certified mail, or (iii) three business days mailing by international express courier, with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:                       Youngevity International, Inc.
2400 Boswell Road
Chula Vista, California 91914

with a copy to:                    Gracin & Marlow, LLP
405 Lexington Avenue, 26th Floor
New York, New York 10174
Attention: Hank Gracin, Esq.
Facsimile: (212) 208-4657

BUYER:                      At the address set forth on the signature page of this Agreement.

8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date set forth below.

YOUNGEVITY INTERNATIONAL, INC.

By: ______________________________
Name: David Briskie
Title: President

Dated: ____________________, 2020

[BUYER SIGNATURE PAGES TO YOUNGEVITY INTERNATIONAL, INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer:

Signature of Authorized Signatory of Buyer:

Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Facsimile Number of Authorized Signator:

Address for Notice to Buyer:

Closing Principal Amount:
$___________

EIN Number: _______________________

SCHEDULE OF PURCHASERS

INITIAL CLOSING DATE

(1)	(2)	(3)	(4)
Buyer	Principal Amount Notes	Shares of Common Stock	Closing Date
Dan Mangless	$1,000,000	50,000	3/20/20

SCHEDULE OF PURCHASERS

SUBSEQUENT CLOSING DATE

(1)	(2)	(3)	(4)
Buyer	Principal Amount Notes	Shares of Common Stock	Closing Date